Exhibit 99.1

FOR IMMEDIATE RELEASE	November 23, 2011

Parkvale Financial Corporation, Monroeville, PA

reports NASDAQ correspondence

Parkvale Financial Corporation (NASDAQ: PVSA) reported that due to administrative reasons, it has not finalized its filing of the Form 10-Q for the period ended September 30, 2011. The delay in filing is not related to any issues with respect to the consolidated financial statements, results of operations or material impairments, and the earnings release filed with the Securities and Exchange Commission (the “SEC”) via Form 8-K on November 8, 2011 remains unchanged and accurate. The Form 10-Q has been provided to Parkvale Financial Corporation’s (“Parkvale”) Independent Public Accountants, and Parkvale is working with them to complete their review as soon as practically possible, but in light of the Thanksgiving holiday, it is anticipated that filing of the Form 10-Q with the SEC will not occur until November 30, 2011.

Parkvale reported that on November 22, 2011, it received a letter from The NASDAQ Stock Market (“NASDAQ”) pursuant to NASDAQ Listing Rule 5810(b) stating that it is not in compliance with NASDAQ Marketplace Rule 5250(c)(1) because the Form 10-Q for the period ended September 30, 2011 has not been filed. Parkvale has 60 calendar days to submit to NASDAQ a plan (the “Plan”) to regain compliance with the NASDAQ Listing Rules, but expects to file the Form 10-Q before the Plan has to be submitted to regain compliance.

Parkvale Financial Corporation is the parent of Parkvale Bank, which has 47 offices in the Tri-State area and assets of $1.8 billion at September 30, 2011.

Contact:	Robert J. McCarthy, Jr.	Gilbert A. Riazzi
	President and CEO	Chief Financial Officer
	(412) 373-4815	(412) 373-4804
Email: gil.riazzi@parkvale.com